Exhibit a.7

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST


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                               PHOENIX SERIES FUND

                CERTIFICATE OF AMENDMENT TO DECLARATION OF TRUST

         The undersigned, individually as Trustee of Phoenix Series Fund, a Massachusetts business trust (the "Trust") under an Agreement and Declaration of Trust dated April 7, 1958, as amended from time to time (the "Declaration"), and as attorney-in-fact for each of the other Trustees of the Trust pursuant to a certain Delegation and Power of Attorney dated August 26, 1998, executed by each of such Trustees, a copy of which is attached hereto, hereby certifies that at a duly held meeting of the Board of Trustees of the Trust, at which a quorum was present, the Board of Trustees acting in accordance with certain implied powers vested in the Board of Trustees pursuant to Article II, Section 2.2 and the authority conferred pursuant to Article VII, Section 7.3 of the Declaration for the purpose of amending the names of the "Phoenix Aggressive Growth Fund Series"; "Phoenix Balanced Fund Series", Phoenix Growth Fund Series"; "Phoenix High Yield Fund Series"; Phoenix U.S. Government Securities Fund Series" and "Phoenix Money Market Series" voted to further amend said Declaration and Trust effective on February 26, 1999 as follows:

         The first paragraph of Section 4.2 of Article IV of the Declaration is hereby amended and restated to read as follows:

         "Without in any manner limiting the authority of the Trustees set forth in Section 4.1 above, to establish and designate any further Series, the Trustees hereby divide the Shares of the Trust into six Series and do further establish and designate those Series as: "Phoenix-Engemann Aggressive Growth Fund"; "Phoenix-Goodwin Balanced Fund"; "Phoenix-Goodwin Growth Fund"; "Phoenix-Goodwin High Yield Fund"; "Phoenix-Goodwin U.S. Government Securities Fund"; and "Phoenix-Goodwin Money Market Fund".

IN WITNESS WHEREOF, I have hereunto set my hand this 22nd day of January, 1999.

                          /s/ Philip R. McLoughlin
                          ------------------------------------------------------
                          Philip R. McLoughlin, individually and as attorney-in-fact for Robert Chesek, E. Virgil Conway, Harry Dalzell-Payne, Francis E. Jefferies, Leroy Keith, Jr., Everett L. Morris, James M. Oates, Calvin J. Pedersen, Herbert Roth, Jr., Richard E. Segerson, and Lowell P. Weicker, Jr.

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                        DELEGATION AND POWER OF ATTORNEY

                          PHOENIX-ABERDEEN SERIES FUND
                          THE PHOENIX EDGE SERIES FUND
                           PHOENIX EQUITY SERIES FUND
                         PHOENIX INCOME AND GROWTH FUND
                           PHOENIX INVESTMENT TRUST 97
                          PHOENIX MULTI-PORTFOLIO FUND
                    PHOENIX MULTI-SECTOR SHORT TERM BOND FUND
                               PHOENIX SERIES FUND
                      PHOENIX STRATEGIC EQUITY SERIES FUND
                      PHOENIX WORLDWIDE OPPORTUNITIES FUND

The undersigned, being all of the Trustees of Phoenix-Aberdeen Series, The Phoenix Edge Series Fund, Phoenix Equity Series Fund, Phoenix Income and Growth Fund, Phoenix Investment Trust 97, Phoenix Multi-Portfolio Fund, Phoenix Multi-Sector Short Term Bond Fund, Phoenix Series Fund, Phoenix Strategic Equity Series Fund, and Phoenix Worldwide Opportunities Fund (sometimes hereafter collectively the "Funds"), other than Philip R. McLoughlin, do hereby declare, delegate and certify as follows:

      1. Pursuant to Section 2.2 of that certain Declaration of Trust dated August 25, 1997 establishing Phoenix Investment Trust 97, pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 30, 1997, establishing Phoenix Equity Series Fund. Pursuant to
          Section 2.2 of that certain Agreement and Declaration of Trust dated May 31, 1996, as amended, establishing Phoenix-Aberdeen Series Fund, pursuant to Section 2.2 of that certain Agreement and Declaration of Trust dated February 18, 1986, as amended, establishing The Big Edge Series Fund, now know as the Phoenix Edge Series Fund, pursuant to
          Section 2.2 of that certain Declaration of Trust of Phoenix-Chase Series Fund, as amended and restated July 28, 1980, as further amended, now know as Phoenix Series Fund, and Section 2.2 of that certain Agreement and Declaration of Trust dated October 15, 1987, as amended, establishing the Phoenix Multi-Portfolio Fund, the undersigned, and each of them, hereby appoints PHILIP R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments including specifically but without limitation amendments of either of said trust instruments and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

      2. Pursuant to Section 3.6 of that certain Declaration of Trust dated June 25, 1986, as amended, establishing National Total Income Fund, now know as Phoenix Income and Growth Fund, pursuant to Section 3.6 of that certain

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DELEGATION AND POWER OF ATTORNEY
August 26, 1998

          Declaration of Trust date June 25, 1986, as amended, establishing National Stock Fund, now known as Phoenix Strategic Equity Series Fund, and pursuant to Section 2.5 of that certain Declaration of Trust dated February 20, 1992, as amended, establishing National Short-Term Income Series, now know as Phoenix Multi-Sector Short Term Bond Fund, and pursuant to Section 2.5 of that certain Declaration of Trust of National Worldwide Opportunities Fund dated November 4, 1991, as amended, now know as Phoenix Worldwide Opportunities Fund, the undersigned, and each of them, hereby delegates to and appoints PHILIP
          R. MCLOUGHLIN, his agent and attorney-in-fact for a period of one (1) year from the date hereof, to execute any and all instruments, including specifically but without limitation amendments of each and every said trust instrument and appointments of trustee(s), provided that such action as evidenced by such instrument shall have been adopted by requisite vote of the Trustees and, where necessary, the Shareholders of such funds, such vote or votes to be conclusively presumed by the execution of such instrument by such attorney-in-fact.

      3. The undersigned Trustees, and each of them, hereby further declare that a photostatic, xerographic or other similar copy of this original instrument shall be as effective as the original, and that, as to any such amendment of any of the aforementioned trust agreements or declarations, such copy shall be filed with such instrument of amendment in the records of the Office of the Secretary of the Commonwealth of Massachusetts.

IN WITNESS WHEREOF, we have hereunto subscribed this Delegation and Power of Attorney this 26th day of August 1998.

/s/ Robert Chesek                                    /s/ James M. Oates
-------------------------------                      ------------------
Robert Chesek                                        James M. Oates


/s/ E. Virgil Conway                                 /s/ Calvin J. Pedersen
-------------------------------                      ----------------------
E. Virgil Conway                                     Calvin J. Pedersen


/s/ Harry Dalzell-Payne                              /s/ Herbert Roth, Jr.
-------------------------------                      ---------------------
Harry Dalzell-Payne                                  Herbert Roth, Jr.


/s/ Francis E. Jeffries                              /s/ Richard E. Segerson
-------------------------------                      -----------------------
Francis E. Jeffries                                  Richard E. Segerson


/s/ Leroy Keith, Jr.                                 /s/ Lowell P. Weicker, Jr.
-------------------------------                      --------------------------
Leroy Keith, Jr.                                     Lowell P. Weicker, Jr.


/s/ Everett L. Morris
-------------------------------
Everett L. Morris